Exhibit 24
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below, hereby constitutes and appoints Mark D. Bradford and Gordon M. Dyott, or either of them, his attorneys-in-fact and agents, with full power of substitution and resubstitution for him in any and all capacities, to sign a Registration Statement under the Securities Act of 1933, as amended (the “Registration Statement”), for the registration of up to $15 million of Redeemable Subordinated Debentures Due 2019 of Monroe Bancorp (the “Company”), any or all pre-effective amendments or post-effective amendments to the Registration Statement (which amendments may make such changes in and additions to the Registration Statement as such attorneys-in-fact may deem necessary or appropriate), and any registration statement for the offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his substitute or substitutes may do or cause to be done by virtue hereof.
     IN WITNESS WHEREOF, pursuant to the Act, the undersigned have hereunto set their hand in the capacities indicated below as of May 21, 2009.

/s/ Mark D. Bradford Mark D. Bradford, President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ Gordon M. Dyott Gordon M. Dyott, Executive Vice President, Chief Financial Officer (Principal Financial Officer)
/s/ David T. Meier David T. Meier, Vice President, Director of Finance (Principal Accounting Officer)
/s/ Charles R. Royal, Jr. Charles R. Royal, Jr., Chairman of the Board of Directors
/s/ James D. Bremner James D. Bremner, Director
/s/ Bradford J. Bomba, Jr. Bradford J. Bomba, Jr. M.D., Director
/s/ Steven R. Crider Steven R. Crider, Director
/s/ James G. Burkhart James G. Burkhart, Director
/s/ Joyce Claflin Harrell Joyce Claflin Harrell, Director
/s/ Harry F. McNaught Harry F. McNaught, Jr., Director
/s/ Paul W. Mobley Paul W. Mobley, Director